UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2022

MJ Harvest, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-56250 (Commission File Number)	82-3400471 (IRS Employer I.D. No.)

9205 W. Russell Road, Suite 240

Las Vegas, Nevada 89139

Phone: (954) 519-3115

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l4a- l2 under the Exchange Act (17 CFR 240. l4a- l2)

☐ Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

Since the filing of the Form 10-Q for the quarter ended February 28, 2022, the Company has issued unregistered common stock in four transactions which, in the aggregate, exceed 5% of the total common stock outstanding. The four transactions are described below:

Issuance of Board Compensation to new Directors. On May 3, 2022, the Board of Directors approved the issuance of 125,000 shares each to two new directors for accepting their positions as directors. An aggregate of 250,000 shares were issued in this transaction and the shares were valued at $0.40 per share or $100,000 total.

Issuance of Board Compensation to Directors and Independent Contractors. On May 3, 2022, the Board of Directors approved the issuance of an aggregate of 255,484 shares to three directors, one officer and one independent contractor as compensation for services rendered to the Company in the quarter ended February 28, 2022. The shares were valued at $0.40 per share or $102,858 in total.

Issuance of Board Compensation to Directors and Independent Contractors. On July 8, 2022, the Board of Directors approved the issuance of an aggregate of 470,239 shares to four directors, one former director, one officer and one independent contractor as compensation for services rendered to the Company in the quarter ended May 31, 2022. The shares were valued at $0.24 per share or $112,857 in total.

Issuance to Related Parties on Debt Conversion. On July 8, 2022, five individuals consisting of three directors, one officer, and one affiliate by ownership, agreed to convert an aggregate of $2,021,481 of debt into common stock at $0.187 per share. An aggregate of 10,810,062 shares were issued upon conversion. The debts were owed for advances made to the Company and for services provided to the Company since 2017.

In the aggregate, since the last quarterly report filed by the Company, a total of 11,785,785 shares were issued. Following these issuances, the Company has 44,854,737 shares of common stock outstanding.

The issuance of the common stock in each of these four transactions was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based on the following factors: (a) the issuance of the securities were in isolated private transactions by us which did not involve a public offering; (b) there was only a small number of buyers, each of which served in capacities as officers, directors, or independent contractors of the Company and are knowledgeable about the operations of the Company through the positions and roles in which they serve; (c) there were no contemporaneous public offerings of securities by MJHI; and (c) the negotiations for the issuance of the securities took place directly between the Company and the recipients of the shares. No selling commissions or other remuneration was paid by MJHI in these transactions.

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ Harvest, Inc

/s/ Patrick Bilton	July 25, 2022
By: Patrick Bilton	Date
Its: Chief Executive Officer